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                                                                    EXHIBIT 11.1

                            SCOPUS TECHNOLOGY, INC.
               STATEMENTS OF COMPUTATION OF NET INCOME PER SHARE

                                                               (UNAUDITED)
                                                           THREE MONTHS ENDED
                                                                 JUNE 30,
                                                         -----------------------
(In thousands, except per share data)                       1996          1997
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
PRIMARY
Weighted average number of common
  shares outstanding                                        17,670        20,300
Shares issuable pursuant to options granted under
  employee stock option plan, less assumed
  repurchased at the average fair market value
  during the period                                          1,440         1,471
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Number of shares for computation of  net income
 per share                                                  19,110        21,771
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Net income                                                 $   848       $ 2,554
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Net income per share                                       $  0.04       $  0.12
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
                                                               (UNAUDITED)
                                                           THREE MONTHS ENDED
                                                                 JUNE 30,
                                                         -----------------------
(In thousands, except per share data)                       1996          1997
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FULLY DILUTED
Weighted average number of common
  shares outstanding                                        17,670        20,300
Shares issuable pursuant to options granted under
  employee stock option plan, less assumed
  repurchased at the ending fair market value
  for the period                                             1,442         1,472
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Number of shares for computation of net income per
 share                                                      19,112        21,772
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Net income                                                 $   848       $ 2,554
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--------------------------------------------------------------------------------
Net income per share                                       $  0.04       $  0.12
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